PIZZA INN, INC
                             2004 EMPLOYEE INCENTIVE
                             STOCK OPTION AWARD PLAN

     The name of the plan is the PIZZA INN, INC. 2004 EMPLOYEE INCENTIVE STOCK OPTION AWARD PLAN ("Plan").
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     1.     Purpose.  The  purpose  of  the  Plan is to advance the interests of
Pizza  Inn, Inc., a Missouri corporation ("Company") by attracting and retaining
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the  services  of  experienced  and  knowledgeable  Employees  ("Employees"  or
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"Participants")  for  the  benefit  of  the  Company and its shareholders and to
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provide additional incentive for such Employees to continue to work for the best interests of the Company and its shareholders through continuing ownership of the Company's stock.

     2.     Definitions.

     2.1 "Award" means a stock option granted to a Participant pursuant to this Plan.

2.2 "Award Agreement" means a written agreement between a Participant and the Company that sets out the terms of the grant of an Award.

2.3     "Board"  means  the  Board  of  Directors  of  the  Company.

2.4 "Change of Control" means any of the following: (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group ("Group of Persons") other than a person or entity or Group of Persons at
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least  50%  of  the  combined  voting power of which is held by persons who were holders of Shares or rights to acquire Shares; (b) the Company is merged or consolidated with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Employees; or (c) after the effective date of this Plan, a person or entity or Group of Persons (other than (1) the Company; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity; or (3) a subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Employees.

2.5 "Code" means the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

     2.6 "Committee" means the Compensation Committee of the Board, or any Board committee constituted and appointed by the Board from among its members to administer this Plan pursuant to its terms.

2.7 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.8     "Director"  means  a  member  of  the  Board.

2.9 "Disability" means a disability as construed under the appropriate provisions of the long-term disability plan maintained for the benefit of Employees of the Company who are regularly employed on a salaried basis, unless the Committee adopts another meaning.

2.10 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code)  of  the  Company  or  any  subsidiary  or  affiliate  of  the  Company.

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provisions of the Exchange Act.

2.12 "Fair Market Value" means, as it relates to the Shares, the closing price of a Share on Nasdaq on the day on which an Award is granted.

2.13 "Incentive Stock Option" means an incentive stock option granted pursuant to this Plan, and within the meaning of Section 422 of the Code.

2.14 "Option" means the right to acquire a share of the Company's common stock at prices and on dates established by the Committee pursuant to the terms of this Plan and documents evidencing the Award.

2.15 "Participants" means those Employees to whom Awards have been granted from time to time and any authorized transferee of such Awards.

2.16 "Plan" means the Pizza Inn, Inc. 2004 Employee Incentive Stock Option Award Plan.

2.17 "Plan Year" means a 12-month period, commensurate with the Company's fiscal year, used for calculating Employee eligibility and participation, and for determining Award dates. From time to time, the Board may determine beginning and end dates for a Plan Year other than those of the Company's fiscal year.

2.18 "Share" means one share of the Company's common stock, $0.01 par value, or the number and types of shares of stock or other securities that shall be substituted or adjusted for such shares as provided herein.

2.19 "Termination of Service" occurs when a Participant who is an Employee of the Company, its operating divisions, affiliates, or a subsidiary shall cease to be employed by the Company or such operating division, affiliate, or subsidiary for any reason. Notwithstanding the foregoing, an Employee shall be treated as continuing to be employed by the Company, its operating divisions, affiliates, or a subsidiary if the Employee is on military leave, sick leave, or other bona fide leave of absence and if the period of such leave does not exceed three (3) months, or, if the leave of absence exceeds three (3) months, so long as the Employee's right to reemployment with the Company, its operating divisions, affiliates, or a subsidiary is provided either by statute or by contract.

3. Effective Date. This Plan was approved by the Board of the Company on October 20, 2004 and will become effective on December 15, 2004 ("Effective
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Date"), subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2004 Annual Meeting of Shareholders; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval.

     4.     Administration.  Subject  to  the terms of this Section 4, this Plan
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shall be administered by the Committee. The Committee has the authority to grant
Awards to Employees and is responsible for the general administration and interpretation of this Plan. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

     4.1     Delegation.  The  Committee  may  delegate  to  one  or more of its
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members  such  administrative duties as it may deem advisable and the Committee, or any person to whom it has delegated duties, may employ one or more qualified persons to render advice with respect to any responsibility the Committee or such person may have under this Plan. The Committee may employ attorneys, consultants, accountants, or other persons and the Committee, the Company, and its officers and Employees shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, the Company, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards; to maintain records relating to the grant, vesting, exercise, forfeiture, or expiration of Awards; to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award; to interpret the terms of Awards; and to take such other actions as the Committee may specify, provided that in no instance shall any such administrator be authorized to grant Awards under the Plan.

     4.2     Committee  Powers.  Subject  to  the  express  provisions  and
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limitations  set  forth  in  this  Plan,  the  Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend, and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine which persons are Participants, to which Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant  Awards;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares (subject to limitations provided herein) and the circumstances under which Awards become exercisable or vested or are forfeited or expire;

(d) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which may not be identical);

(e) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     4.3     Limitations  on  the  Committee.  The  Committee  may not (i) grant
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Awards  at  a price below Fair Market Value, (ii) reprice or reduce the exercise price of an Option without shareholder approval, or (iii) offer reload grants or grant Awards conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another Award.

5. Eligibility. Each Employee who is employed full time and is not on probationary status, as defined from time to time in the Company's employee handbook, at the time of the Award Grant is eligible to participate in the Plan. The Board has reserved discretion to determine that one or more Employees will not be eligible for a specified Plan Year or for an indefinite period.

     6.     Shares  Subject  to  the Plan.  Subject to adjustment as provided in
Section 13, the maximum number of Shares that may be awarded and delivered under
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the Plan pursuant to Awards is 500,000 subject to legal availability.  Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. To the extent that any Award under this Plan shall be forfeited, shall expire, or be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan.

     7. Limitations on Awards. Each Participant will be eligible to receive Awards, singly or in the aggregate, of up to 50,000 Options during each Plan Year. Awards shall be the sole benefit available to Employees under this Plan.

     8. Vesting, Forfeiture and Restrictions. All Awards shall be subject to a minimum six (6) month vesting period and the term of an Award may be no more than five (5) years from the date of vesting; provided, however, that the Committee may impose a longer vesting period or other restrictions on any Award, subject in any case to the terms of the Plan. An Award vesting period shall lapse in accordance with a schedule established by the Committee and set forth in the Award Agreement for the Award, except as otherwise provided below. Each such schedule may provide for pro rata vesting over several periods or full vesting at the end of a single period, and may include any other conditions upon the vesting of the Awards, as the Committee shall determine. Any unvested Options shall become 100% vested upon a Change of Control. Except as otherwise expressly provided in the Participant's Award Agreement or this Plan, all unvested Options shall be forfeited on the date of a Participant's Termination of Service and all vested Options will be subject to forfeiture in accordance with the following terms:

(a)     Death.  If a Participant suffers a Termination of Service as a result of
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his  or  her death, then all Awards that were vested and unexercised on the date of death, or that the Participant would have been able to exercise within the following twelve (12) months if no Termination of Service had occurred (regardless of whether such Awards were vested as of the date of death), may be exercised within the twelve (12) month period following the Participant's death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. If a Participant suffers a Termination of Service prior to the date of death, and the Awards were both vested and exercisable at the time of the Participant's death, the Award may be exercised at any time within twelve
(12) months following the date of death by the Participant's estate or by a person who acquires the right to exercise the Award by bequest or inheritance, but only to the extent of that the Award was vested and exercisable as of the date of the Termination of Service.

(b)     Disability.  If  a  Participant  suffers  a  Termination of Service as a
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result  of the Participant's Disability, then the Participant may, within twelve
(12) months after the Termination of Service, exercise all vested Awards he or she could have exercised at the date of such Termination of Service, or would have been able to exercise within the twelve (12) month period following the Termination of Service had the Termination of Service not occurred (regardless of whether such Awards were vested as of the date of Termination of Service due to Disability), provided, however, that no such Award may be exercised after expiration of the term specified in the Award Agreement.

(c)     Termination  of  the  Relationship  for  Other  Reasons.  Termination of
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Service for any reason other than as set forth in paragraph 8(a) and 8(b) above, including, but not limited to, retirement, resignation, or discharge, will result in forfeiture of all unexercised vested Awards as of 5 p.m. on the date of the Termination of Service, unless otherwise specified in the Award Agreement. The Committee may waive the forfeiture in whole or in part. Where forfeiture is waived, the Participant may, within thirty (30) days after the date of such Termination of Service, exercise all Awards he or she could have exercised at the date of the Termination of Service, or would have been able to exercise within the thirty (30) day period following the Termination of Service had the Termination of Service not occurred (regardless if such Awards were vested as of the date of Termination of Service).

9. Terms and Conditions of Option Awards. Each grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement between the Company and the Participant setting forth the Award being granted, the total number of Shares subject to the Award (determined in accordance with the terms of Section 7 of the Plan), the Exercise Price, the Date of Grant, and such other
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terms,  provisions,  limitations,  and performance objectives as are approved by the Committee, but not inconsistent with the Plan. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of the adoption of this Plan.

     10. Exercise Price. The Committee will determine the exercise price for the Shares underlying each Award at the time the Award is granted. The exercise price for Shares under an Award may not be less than 100% of the Fair Market Value of the common stock of the Company on the Date of Grant; provided, however, if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least 110% of the Fair Market Value of the Shares of stock on the Date of Grant. No Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company's capitalization), if the effect would be to reduce the exercise price for the Shares subject to an Award.

     11. Exercise of Award; Form of Consideration. Subject to the other provisions of this Plan, the Committee may, in its sole discretion, provide that an Award may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Payment may be made by cash, check, or by broker assisted same day sale. The Option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

     12. Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Shares of stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Option (or any such portion thereof) shall no longer be treated as an Incentive Stock Option and shall, instead, be treated as a nonqualified stock option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's stock transfer records.


     13. Nontransferability of Awards. Unless otherwise determined by the Committee, Awards granted under this Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during a Participant's lifetime only by the Participant.

     14. Disqualifying Disposition of Incentive Stock Option. If Shares of stock acquired upon exercise of an Incentive Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Option or one (1) year from the transfer of Shares of stock to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

     15. Adjustments Upon Changes in Capitalization, Merger, or Sale of Assets In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification, or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of Shares subject to this Plan, the number and class of Shares subject to any Award outstanding under this Plan, and the exercise price for Shares subject to any such outstanding Award.

     In the event of a liquidation or dissolution, any unexercised Awards shall terminate. In the event of a Change of Control, the Board or the Committee, in its discretion, may provide for the assumption, substitution, or adjustment of each outstanding Award.

     16. No Condition of Service. The granting of Awards under this Plan shall impose no obligation on the Company, or any of its officers, Employees, or employees, to continue the service of a Participant and shall not waive or modify the right to terminate services of any such Participant.

     17. Securities Laws. The Company has no obligation to register Options granted under the Plan. If Awards granted have not been registered, upon issuance of Awards to an Employee and upon issuance of Shares upon exercise of an Award, the Employee shall represent and warrant to the Company that the Shares are being acquired for investment purposes and shall acknowledge transfer restrictions under applicable securities laws.

     18. Federal Income Tax Consequences. The only Options that may be granted under the Plan are Incentive Stock Options. The grant of an ISO does not result in income for the grantee or a deduction for the Company. The exercise of an ISO would not result in income for the grantee if the grantee (i) does not dispose of the shares within two (2) years after the date of grant or one (1) year after the transfer of shares upon exercise, and (ii) is an employee of the Company from the date of grant and through and until three (3) months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the Employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the Employee disposes of the shares prior to the expiration of either of the holding periods, the Employee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     19. Expiration. Unless it is terminated sooner, the Plan will terminate three (3) years from the Effective Date, or such earlier date as the Board may determine. The expiration of the Committee's authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Company's and Participant's rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

     20. Amendment. The Board may at any time terminate the Plan or make any modification that it deems advisable; provided, however, that shareholder approval will be required for any amendment that will (i) increase the total number of Shares as to which Awards may be granted under the Plan, (ii) modify the class of persons eligible to receive Awards, or (iii) otherwise require shareholder approval under applicable law or regulation. In addition, neither the Board nor the Committee will amend the Plan regarding the amount, pricing, and timing of Awards other than to comply with changes in the Code, the Employment Retirement Income Security Act of 1974, or the rules thereunder. Modification, or amendment of the Plan will not, without the consent of the Participant, affect his or her rights under a previously granted Award.

21.     Miscellaneous.

     21.1     Impact on Other Benefits.  At no time shall the value of any Award
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be  includable  as  compensation  or  earnings for purposes of any other benefit plan,  if  any,  offered  to  Employees  by  the  Company.

21.2     Funding  of  Plan.  Insofar as it provides for Awards the Plan shall be
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unfunded.  Although  bookkeeping  accounts  may  be  established with respect to
Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of Shares to be awarded under this Plan.

21.3     Governing  Law.  This  Plan  and  any  agreements  or  other  documents
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hereunder  shall be interpreted and construed in accordance with the laws of the
State of Missouri and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule, or regulation of similar effect or applicability.

21.4     Liability of Company.  The Company shall not be liable to a Participant
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or  other  persons  as to (a) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise, or settlement of any Award granted pursuant to this Plan.

21.5     Compliance  with  Laws  and  Regulations.  This  Plan,  the  grant  and
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exercise  of  Awards  hereunder,  and  the obligation of the Company to issue or deliver Shares under such Awards, shall be subject to all applicable federal, state, and local laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required. To the extent the Company is unable, or the Committee deems it infeasible, to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Options is effective and current or the Company or its counsel has determined that such registration is unnecessary.

Signatures  on  page  9


Signature  page  for  2004  Employee
Incentive  Stock  Option  Award  Plan


Adopted  by  the  Board  of  Directors of Pizza Inn, Inc. on October 20,
2004.


/s/ Mark E. Schwarz                             /s/ Steven J. Pulley
Chairman  of  the Board                         Chairman, Compensation Committee

                              STOCK AWARD AGREEMENT
                         UNDER THE 2004 PIZZA INN, INC.
                      EMPLOYEES INCENTIVE STOCK OPTION PLAN



                              TERMS AND CONDITIONS

Award  Date:

Participant:

Plan  Year  to  Which  Award  Relates:

Number  of  Options  Granted:

Exercise  Price:

Vesting  Schedule:

     The Options are not transferable. The Shares that may be issued upon exercise of Options may not be transferred, sold, offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement, or (ii) in compliance with Rule 144, (iii) in compliance with Company's stock option exercise policy, as amended from time to time, or (iv) pursuant to an opinion of counsel satisfactory to the Company that such transfer, sale, offer or distribution is exempt from the registration provisions of applicable securities laws. The Company has no obligation to register the Stock or to include the Stock in any future registration statement.

     By execution below, Pizza Inn, Inc. and the Participant accept and approve the foregoing Terms and conditions, subject to all provisions of the Plan and all rules and regulations thereunder.

     Unless otherwise defined in this Stock Award Agreement, capitalized terms and words shall have the meaning ascribed to them in the 2004 Employee Incentive Stock Option Plan, the terms and conditions of which are incorporated herein.

     IN WITNESS WHEREOF, the parties have signed this Stock Award Agreement as of the Award Date set forth above.



                              For  Pizza  Inn,  Inc.



                              Participant